Kennedy-Wilson Holdings, Inc.
First Quarter 2015
Earnings Release and Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended March 31, 2015

Cover
The properties depicted on the cover of this earnings release and supplemental financial information, in order from left to right, are: Top Row- Central Park, Dublin, Ireland (held by KWE), Kohanaiki, Kona, Hawaii, 111 Buckingham Palace Road, London (held by KWE); Bottom Row - Harrington Square, Renton, Washington; Fairmont Hotel, St. Andrews, Scotland (held by KWE), Tricenter, Van Nuys, CA

Common Definitions
·     “KWH,” “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·     “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which is paid in cash and the remainder of which is paid in KWE shares; and (ii) performance fees, all of which is paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 16.0% equity interest in KWE as of March 31, 2015, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 16.0% equity interest as of March 31, 2015, or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.
·      "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude share-based compensation expense and EBITDA attributable to noncontrolling interests.
·     “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·      “Adjusted Net Asset Value’’ is calculated by KWE, in accordance with the standards set forth by EPRA, as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·     "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.

·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.
·     "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·    “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, unconsolidated investments and consolidated loans gross of accumulated depreciation and amortization.
·     "Equity partners” refers to subsidiaries that we consolidate in our financial statements under U.S. GAAP (other than wholly-owned subsidiaries), including KWE, and third-party equity providers.
·     “Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation.
·    “Same property" refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Contact:    Christina Cha
Vice President of Corporate Communication
Kennedy Wilson
(310) 887-6217                                9701 Wilshire Blvd. Suite 700
ir@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS FIRST QUARTER 2015 EARNINGS
Adjusted EBITDA of $53.7 million and Adjusted Net Income of $30.5 million
Same property NOI up 11% for Multifamily, 6% for Commercial

BEVERLY HILLS, Calif. (May 6, 2015) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for the first quarter of 2015.
For the three months ended March 31, 2015:

•
Adjusted EBITDA was $53.7 million compared to $69.2 million for the same period in 2014, which includes acquisition-related gains (net of non-controlling interest) of $0.6 million and $43.9 million for the first quarter of 2015 and 2014, respectively.

•
Adjusted Net Income was $30.5 million or $0.33 per basic share compared to $34.3 million or $0.39 per basic share for the same period in 2014, which includes acquisition-related gains (net of non-controlling interest) of $0.6 million or $0.01 per basic share and $43.9 million or $0.50 per basic share for the first quarter of 2015 and 2014, respectively.

•
GAAP net income (loss) to common shareholders was a loss of $3.5 million or $0.05 loss per basic and diluted share compared to net income of $10.5 million or $0.12 per basic and diluted share for the same period in 2014.

"We continue to focus on value creation within our existing portfolio through strategic capital enhancement programs and intensive asset management, as demonstrated by significant improvements in our property operating performance" said William McMorrow, chairman and CEO of Kennedy Wilson. "Additionally, Kennedy Wilson (along with our equity partners) had an extremely active first quarter with over $1.1 billion of investment transactions and $879 million of property financings."

1Q Highlights

•	For same property multifamily units, total revenues increased 8%, net operating income increased 11% and occupancy remained at 95% from the same period in 2014.

•	For same property commercial real estate, total revenues increased 4%, net operating income increased 6% and occupancy increased 2% to 89% from the same period in 2014.

•
During the three months ended March 31, 2015, the Company and its equity partners (including KWE) completed approximately $1.1 billion of investment transactions. The Company invested $36.7 million in $922.9 million of acquisitions and received $14.8 million from $227.3 million of dispositions.

•
In March, Kennedy Wilson issued and sold 7.5 million shares of common stock, resulting in gross proceeds of $191.6 million during the quarter. As a result, Kennedy Wilson's shareholders equity now exceeds $1 billion. Subsequent to quarter-end, the underwriters exercised the option to purchase additional shares, resulting in an additional 1.1 million shares being sold for gross proceeds of $28.7 million.

•
In January, Kennedy Wilson entered into a purchase agreement with a wholly-owned subsidiary of Winthrop Realty Trust to acquire a 61.5% interest in Vintage Housing Holdings, LLC ("VHH") for approximately $86 million. VHH owns certain interests in 30 multifamily properties totaling 5,485 units, which have been capitalized using tax credit financing. During fiscal year 2014, the portfolio produced net operating income of approximately $32 million. During the quarter, the Company made a non-refundable deposit of $7.5 million and expects the acquisition to close during the second quarter, subject to certain customary closing conditions.

Investments business
For the three months ended March 31, 2015, the Company's Investments segment reported the following results:

•
Adjusted EBITDA was $44.2 million compared to $68.1 million for the same period in 2014, which includes acquisition-related gains (net of non-controlling interest) of $0.6 million and $43.9 million for the first quarter of 2015 and 2014, respectively.

•
The Company and its equity partners invested approximately $48.7 million (including $19.1 million by Kennedy Wilson) into 17 existing properties under going value-add initiatives. These initiatives are expected to ultimately result in additional multifamily units, commercial rentable square feet, and residential lots and properties, along with substantial upgrades to certain multifamily and commercial properties and hotels.

•
The Company and its equity partners acquired approximately $922.9 million of real estate-related investments (including $819.7 million acquired by KWE), which had annualized net operating income (at acquisition) of $67.4 million. The Company invested $36.7 million of equity, representing an approximate 19% weighted-average ownership stake. The Company's investments for the quarter were directed 69% to the United Kingdom and Ireland and 31% to the Western U.S.

•
The Company and its equity partners completed financings totaling approximately $879 million during the first quarter. Investment-level acquisition financings totaled $582.6 million (64% fixed-rate), with a weighted-average interest rate of 2.99% and a weighted-average maturity of 5.5 years. The Company and its equity partners also refinanced $296.2 million (100% fixed-rate) of investment-level debt, with a resulting weighted-average interest rate of 2.90% and weighted-average maturity of 10.3 years. The loan terms prior to refinancing were $229.1 million of debt with a weighted-average interest rate of 5.41% and a weighted-average maturity of 4.9 years.

•
The Company and its equity partners sold six commercial properties, three multifamily properties, one condo unit, and seven residential investments, which resulted in gross sales proceeds of $227.3 million. These investments had annualized net operating income (at the time of sale) of $9.3 million and the Company had a weighted-average ownership of 15% in these investments. The Company’s share of the net proceeds (after repayment of debt) was $14.8 million, including promoted interests (compared to $9.5 million of net book value).

Services business

For the three months ended March 31, 2015, the Company's Services segment reported the following results:

•	Adjusted Fees were $27.1 million, a 49% increase from $18.2 million for the same period in 2014.

•	Adjusted EBITDA was $12.8 million, a 125% increase from $5.7 million for the same period in 2014.

Kennedy Wilson Europe Real Estate Plc (LSE: KWE)

•	As of March 31, 2015, Kennedy Wilson owns approximately 21.7 million shares of KWE with a cost basis of $359 million, which represents 16.0% of KWE’s total share capital.

•
Since its launch in February 2014 through March 31, 2015, KWE has acquired 250 direct real estate assets with approximately 9.4 million square feet and four loan portfolios secured by 36 real estate assets totaling $3.2 billion in purchase price. KWE currently expects these investments to produce approximately $200 million of annualized net operating income (net rental income for property portfolios, EBITDA for hotels and interest income for loan portfolios).

•
In its capacity as external manager of KWE, KWH is entitled to receive management fees (50% of which are paid in KWE shares) equal to 1% of KWE's adjusted net asset value (reported by KWE to be $2.1 billion at March 31, 2015) and certain performance fees. During the first quarter, KWH earned $5.4 million in management fees and no performance fees. Since KWE's inception through March 31, 2015, KWH earned approximately $19.4 million in management fees and no performance fees. Such fees are eliminated from the consolidated financial results in the statement of operations.

Subsequent events

•
On April 8, 2015, entities controlled by the Company entered into agreements to sell all of their equity interests in 50 multifamily buildings, totaling 2,410 units, located throughout Japan (the “Portfolio”) in a transaction which values the Portfolio at 58.5 billion JPY (approximately $487.9 million), including the assumption of approximately 27.7 billion JPY (approximately $231.0 million) of mortgage debt and net assets. The Company expects to receive pre-tax net proceeds of approximately $105.0 million (for its 41% ownership interests in the entities), which represents a pre-tax cash profit of between $70.0 million to $75.0 million (including the effect of foreign currency and related hedges). The closing of the transaction is expected to be consummated in the second quarter of 2015, subject to customary closing conditions. As a part of this transaction, the Company expects to invest approximately $7 million alongside the purchaser to retain approximately 5% of the equity interests in the Portfolio. In addition, a wholly-owned subsidiary of the Company will enter into an asset management agreement with the purchaser to provide asset management services.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on May 7, 2015.
The direct dial-in number for the conference call is (877) 261-8992 for U.S. callers and (847) 619-6548 for international callers. The confirmation number for the live call is 39478178.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (630) 652-3042 for international callers. The passcode for the replay is 39478178#.
The webcast will be available at: http://edge.media-server.com/m/p/y3m4vqo5. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.
About Kennedy Wilson
Founded in 1977, Kennedy Wilson is a vertically integrated global real estate investment and services company headquartered in Beverly Hills, CA, with 25 offices in the U.S., U.K., Ireland, Spain, Jersey and Japan.  The company, on its own or with partners, invests opportunistically in a variety of real estate related investments, including multi-family, commercial, loan purchases and originations, residential, and hotels.  Kennedy Wilson offers a comprehensive array of real estate services including investment management, property services, auction, conventional sales, brokerage and research. For further information on Kennedy Wilson, please visit www.kennedywilson.com.
Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year end December 31, 2014, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Common Definitions
·     “KWH,” “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).

·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which is paid in cash and the remainder of which is paid in KWE shares; and (ii) performance fees, all of which is paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 16.0% equity interest in KWE, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 16.0% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.
·     "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude share-based compensation expense and EBITDA attributable to noncontrolling interests.
·     “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
  ·  "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.
·   "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·     “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, unconsolidated investments and consolidated loans gross of accumulated depreciation and amortization.
·     “Equity partners” refers to subsidiaries that we consolidate in our financial statements under U.S. GAAP (other than wholly-owned subsidiaries), including KWE, and third-party equity providers.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation.
·     “Same property" refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	March 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$195.0	$174.6
Cash held by consolidated investments	474.9	763.1
Accounts receivable	57.6	55.6
Loan purchases and originations	336.0	313.4
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	4,776.4	4,228.1
Unconsolidated investments	486.8	492.2
Other assets	353.9	305.1
Total assets	$6,680.6	$6,332.1

Liabilities
Accounts payable, accrued expenses and other liabilities	242.3	264.9
Investment debt	2,672.7	2,195.9
Senior notes payable	702.4	702.4
Line of credit	—	125.0
Total liabilities	3,617.4	3,288.2
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,182.5	991.3
Retained earnings (accumulated deficit)	(78.0)	(62.0)
Accumulated other comprehensive loss	(48.5)	(28.2)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,056.0	901.1
Noncontrolling interests	2,007.2	2,142.8
Total equity	3,063.2	3,043.9
Total liabilities and equity	$6,680.6	$6,332.1

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended March 31,
	2015	2014
Revenue
Investment management, property services and research fees	$16.4	$13.2
Rental	90.4	16.0
Hotel	23.4	9.3
Sale of real estate	2.1	11.3
Loan purchases, loan originations and other	5.4	1.7
Total revenue	137.7	51.5
Operating expenses
Commission and marketing	1.4	1.0
Rental operating	24.6	5.6
Hotel operating	21.6	8.5
Cost of real estate sold	1.5	9.7
Compensation and related	26.2	20.5
General and administrative	9.5	8.2
Depreciation and amortization	36.6	7.3
Total operating expenses	121.4	60.8
Income from unconsolidated investments, net of depreciation and amortization	11.2	2.8
Operating income	27.5	(6.5)
Non-operating income (expense)
Gain on sale of real estate	5.6	—
Acquisition-related gains	4.2	84.2
Acquisition-related expenses	(18.1)	(4.0)
Interest expense-investment	(19.4)	(5.3)
Interest expense-corporate	(13.0)	(10.5)
Other income	0.8	0.8
(Loss) income before benefit from (provision for) income taxes	(12.4)	58.7
Benefit from (provision for) income taxes	8.1	(8.8)
Net (loss) income	(4.3)	49.9
Net loss (income) attributable to the noncontrolling interests	2.8	(37.4)
Preferred stock dividends and accretion of issuance costs	(2.0)	(2.0)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc common shareholders	$(3.5)	$10.5
Basic earnings per share(1)
(Loss) income per basic	$(0.05)	$0.12
Weighted average shares outstanding for basic	91,547,838	88,142,576
Diluted earnings per share(1)
(Loss) income per diluted	$(0.05)	$0.12
Weighted average shares outstanding for diluted	91,547,838	89,422,885
Dividends declared per common share	$0.12	$0.09
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities

Kennedy-Wilson Holdings, Inc.
Consolidated Adjusted Net Income and Adjusted Net Income
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended
	March 31,
	2015	2014
Net (loss) income	$(4.3)	$49.9
Non-GAAP adjustments:
Add back:
Depreciation and amortization	36.6	7.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	8.8	14.8
Share-based compensation	7.3	1.7
Consolidated Adjusted Net Income	48.4	73.7
Less:
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(17.9)	(39.4)
Adjusted Net Income	$30.5	$34.3

Basic weighted average number of common shares outstanding	91,547,838	88,142,576
Basic Adjusted Net Income per share	$0.33	$0.39
(1) $20.7 million and $2.0 million of depreciation and amortization for the three months ended March 31, 2015 and 2014, respectively.

Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2015	2014
Net (loss) income	$(4.3)	$49.9
Non-GAAP adjustments:
Add back:
Interest expense-investment	19.4	5.3
Interest expense-corporate	13.0	10.5
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.4	11.0
Depreciation and amortization	36.6	7.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	8.8	14.8
(Benefit from) provision for income taxes	(8.1)	8.8
Consolidated EBITDA	71.8	107.6
Add back (less):
Share-based compensation	7.3	1.7
EBITDA attributable to noncontrolling interests (1)	(25.4)	(40.1)
Adjusted EBITDA	$53.7	$69.2

(1) $28.2 million and $2.7 million of depreciation, amortization and interest for the three months ended March 31, 2015 and 2014, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Fees
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2015	2014
Investment management, property services and research fees	$16.4	$13.2
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	7.0	1.6
KW share of fees in unconsolidated service businesses (2)	3.7	3.4
Adjusted Fees	$27.1	$18.2
(1) The three months ended March 31, 2015 and 2014 includes $4.9 million and $0.3 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment(1)
(Unaudited)
(Dollars in millions)

	Three months ended
	March 31,
Investments	2015	2014
Net income	$7.7	$72.4
Add back (less):
Interest expense - investment	19.4	5.3
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.2	10.7
Depreciation and amortization	36.6	7.3
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	8.1	14.1
EBITDA attributable to noncontrolling interests (2)	(26.8)	(40.1)
Fees eliminated in consolidation	(7.0)	(1.6)
Adjusted EBITDA	$44.2	$68.1
(1) Adjusted EBITDA for Corporate segment was $(3.3) million and $(4.6) million for three months ended March 31, 2015 and 2014
(2)$28.2 million and $2.7 million of depreciation, amortization and interest for the three months ended March 31, 2015 and 2014

	Three months ended
	March 31,
Services	2015	2014
Net income	$3.5	$3.0
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.2	0.4
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	0.7	0.7
Operating expenses attributable to noncontrolling interests	1.4	—
Fees eliminated in consolidation	7.0	1.6
Adjusted EBITDA	$12.8	$5.7

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	March 31, 2015	December 31, 2014
Market Data
Common stock price per share (1)	$26.14	$25.30
Common stock and convertible preferred stock:
Basic shares outstanding (1)	103,510,292	96,091,446
Shares of common stock underlying Series A mandatory convertible preferred (2)	8,515,523	8,485,303
Shares of common stock underlying Series B mandatory convertible preferred (3)	3,214,773	3,203,364
Total common stock and convertible preferred stock	115,240,588	107,780,113

Equity Market Capitalization	$3,012.4	$2,726.8

Corporate Debt (4)
Senior notes payable	705.0	705.0
Corporate line of credit	—	125.0
Total corporate debt	705.0	830.0
Total Capitalization	3,717.4	3,556.8
Less: cash and cash equivalents (excluding cash held by consolidated investments)	(195.0)	(174.6)
Total Enterprise Value	$3,522.4	$3,382.2

(1) Basic share count and common stock share price per share as of March 31, 2015 and December 31, 2014, respectively.
(2) $100 million of Series A mandatory convertible preferred stock with a mandatory conversion date of May 19, 2015. The conversion price for the Series A mandatory convertible preferred stock was $11.74 and $11.79 per share as of March 31, 2015 and December 31, 2014, respectively, and is subject to further adjustment pursuant to customary anti-dilution provisions.
(3) $32.5 million of Series B mandatory convertible preferred stock with a mandatory conversion date of November 3, 2018 The conversion price for the Series B mandatory convertible preferred stock was $10.13 and $10.16 per share as of March 31, 2015 and December 31, 2014, respectively, and is subject to further adjustment pursuant to customary anti-dilution provisions.
(4) Excludes $2,672.7 million and $2,195.9 million of consolidated investment debt for the period ended March 31, 2015 and December 31, 2014, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2015
(Unaudited)
(Dollars in millions)

March 31, 2015
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $150.9	$4,927.3
Loan purchases and originations	336.0
Investment debt	(2,672.7)
Cash held by consolidated investments	474.9
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $75.3	534.1
Hedge asset	35.1
Other(2)	80.7
Consolidated investment account	3,715.4
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $63.3	(2,070.5)
Investment account	$1,644.9
(1) Excludes $28.0 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other assets of consolidated investments.

Investment Account Detail at March 31, 2015 (1)

	Commercial	Multifamily	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$244.0	$397.7	$72.8	$142.9	$39.9	$897.3
Japan	3.5	77.7	—	0.4	—	81.6
United Kingdom	224.7	3.6	61.1	9.2	8.4	307.0
Ireland	61.2	43.7	21.4	28.2	91.3	245.8
Subtotal	$533.4	$522.7	$155.3	$180.7	$139.6	$1,531.7
KW share of cash held by consolidated investments						113.2
Total						$1,644.9

						Loans Secured by
	Commercial		Multifamily			Real Estate		Residential and Other				Hotel
	Properties	Rentable Sq. Ft.(in millions)	Units	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	36	5.4	16,462	46	14.5	$87.1	11	3,482	7	611	19	363	23	2
Japan	1	—	2,410	50	0.9	—	—	—	—	—	1	—	—	—
United Kingdom	239	10.4	66	1	—	681.8	36	—	167	—	1	209	520	1
Ireland	18	1.3	1,132	6	0.9	276.6	25	14	—	—	4	403	172	2
Total	294	17.1	20,070	103	16.3	$1,045.5	72	3,496	174	611	25	975	715	5

(1) The figures in the investment account detail above include investments that were made and are directly held by KWE. Please refer to the tables on the following page for details of these investments.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2015 (continued)
(Unaudited)
(Dollars in millions)

The following tables relate to KW's share of investments made and held directly by KWE based on our 16.0% ownership interest in KWE.

Investment Account Detail at March 31. 2015 (KWE)

	Commercial	Multifamily	Loans Secured by Real Estate	Residential and Other		Hotel	Total
United Kingdom	$137.9	$—	$41.4	$—		$7.9	$187.2
Ireland	34.2	7.8	13.5	3.5	(1)	6.5	65.5
Subtotal	$172.1	$7.8	$54.9	$3.5		$14.4	$252.7
KW share of cash held by consolidated investments							63.9
Total							$316.6

						Loans Secured by
	Commercial		Multifamily			Real Estate		Residential and Other					Hotel
	Properties	Rentable Sq. Ft.(in millions)	Units	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.		Hotel Rooms	Acres	Properties
United Kingdom	229	8.0	—	—	—	$371.0	14	—	—	—	—		209	520	1
Ireland	15	1.1	355	2	0.3	233.6	12	1	—	—	2	(1)	138	171	1
Total	244	9.1	355	2	0.3	$604.6	26	1	—	—	2		347	691	2
(1)Includes $1.0 million investment account balance related to a residential project in Spain.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2014
(Unaudited)
(Dollars in millions)

December 31, 2014
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $121.8	$4,349.9
Loan purchases and originations	313.4
Investment debt	(2,195.9)
Cash held by consolidated investments	763.1
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $69.4	532.7
Hedge Asset	30.6
Other(2)	83.9
Consolidated investment account	3,877.7
Add back:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $50.6	(2,193.4)
Investment account	$1,684.3
(1) Excludes $28.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2014 (1)

	Commercial	Multifamily	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$229.1	$411.2	$75.2	$145.0	$38.3	$898.8
Japan	3.6	80.9	—	0.4	—	84.9
United Kingdom	190.7	3.4	42.9	8.6	7.1	252.7
Ireland	67.0	71.8	30.8	29.9	96.2	295.7
Subtotal	$490.4	$567.3	$148.9	$183.9	$141.6	$1,532.1
KW share of cash held by consolidated investments						152.2
Total						$1,684.3

	Commercial		Multifamily				Loans Secured by Real Estate		Residential and Other				Hotel
	# of Properties	Rentable Sq. Ft (in millions)	Units	# of Properties	Rentable Sq. Ft.(in millions)		Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	# of Properties
Western U.S.	33	5.0	17,115	48	15.0		$89.8	13	3,483	6	619	19	363	23	2
Japan	1	—	2,410	50	0.9		—	—	—	—	—	1	—	—	—
United Kingdom	76	8.1	66	1	—	(2)	611.0	28	—	167	—	1	209	520	1
Ireland	17	1.2	1,130	6	1.0		401.6	28	14	—	—	4	403	172	2
Total	127	14.3	20,721	105	16.9		$1,102.4	69	3,497	173	619	25	975	715	5

(1) The figures in the investment account detail above include investments that were made and are directly held by KWE. Please refer to the tables on the following page for details of these investments.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2014 (continued)
(Unaudited)
(Dollars in millions)

The following tables relate to KW's share of investments made and held directly by KWE based on our 14.9% ownership interest in KWE.

Investment Account Detail at December 31, 2014 (KWE)

	Commercial	Multifamily	Loans Secured by Real Estate	Residential and Other		Hotel	Total
United Kingdom	$102.1	$—	$25.9	$—		$6.9	$134.9
Ireland	26.9	8.0	21.9	2.8	(1)	5.1	64.7
Subtotal	$129.0	$8.0	$47.8	$2.8		$12.0	$199.6
KW share of cash held by consolidated investments							102.3
Total							$301.9

	Commercial		Multifamily			Loans Secured by Real Estate		Residential and Other					Hotel
	# of Properties	Rentable Sq. Ft (in millions)	Units	# of Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.		Hotel Rooms	Acres	# of Properties
United Kingdom	62	5.4	—	—	—	$275.5	6	—	—	—	—		209	520	1
Ireland	14	1.0	353	2	0.3	353.5	15	1	—	—	2	(1)	138	171	1
Total	76	6.4	353	2	0.3	$629.0	21	1	—	—	2		347	691	2
(1)Includes $1.0 million investment account balance related to a residential project in Spain.

Kennedy-Wilson Holdings, Inc.
Investment Summary: Real Estate
(Unaudited)
(Dollars in millions)

Multifamily
				Net Operating Income (NOI)
	# of Properties	# of Units	Occupancy (1)	YTD Annualized (2)	Debt (3)(8)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	46	16,462	94.6%	$181.3	$1,797.0	46.2%	$397.7
Japan (4)	50	2,410	97.3	20.4	236.6	40.9	77.7
United Kingdom (4)(6)	1	66	100.0	0.5	—	50.0	3.6
Ireland (4)(6)	6	1,132	95.4	19.0	147.9	38.0	43.7
Total	103	20,070	95.0%	$221.2	$2,181.5	44.6%	$522.7

Commercial
				Net Operating Income (NOI)
	# of Properties	Rentable Sq. Ft.	Occupancy (1)	YTD Annualized (2)	Debt (3)(8)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	36	5,425,887	81.4%	$55.8	$587.3	41.3%	$244.0
Japan (4)	1	9,633	100.0	0.3	2.1	82.0	3.5
United Kingdom (4)(5)	239	10,382,681	93.1	163.7	1,235.5	20.3	224.7
Ireland (4)(5)	18	1,269,646	99.0	41.5	380.6	22.9	61.2
Total	294	17,087,847	89.8%	$261.3	$2,205.5	27.3%	$533.4

Residential and Other
	# of Investments	Residential Units	Total Acres	Residential Lots	Debt (3)(8)	Pre-Promote Ownership%	KW Investment Account(1)
Western U.S.	19	7	3,482	611	$18.6	32.7%	$142.9
Japan	1	—	—	—	—	100.0	0.4
United Kingdom (4)	1	167	—	—	—	50.0	9.2
Ireland (4)(7)	4	—	14	—	36.4	39.3	28.2
Total	25	174	3,496	611	$55.0	34.3%	$180.7

Hotel
				Net Operating Income (NOI)
	# of Investments	Hotel Rooms	Total Acres	YTD Annualized (2)	Debt (3)(8)	Pre-Promote Ownership%	KW Investment Account(1)
Western U.S.	2	363	23	$4.5	$38.7	52.8%	$39.9
United Kingdom (4)(9)	1	209	520	1.8	—	16.0	8.4
Ireland (4)(9)	2	403	172	11.6	64.9	72.9	91.3
Total	5	975	715	$17.9	$103.6	55.6%	$139.6

Kennedy-Wilson Holdings, Inc.
Investment Summary: Real Estate (continued)
(Unaudited)
(Dollars in millions)

(1) As of March 31, 2015
(2) Represents NOI for the three months ended March 31, 2015 on an annualized basis. For deals purchased in 2015, the NOI represents estimated Year 1 NOI from our original underwriting. Excludes NOI representing approximately 572,000 commercial sq. ft. in the Western U.S. and approximately 18,000 sq. ft. in Ireland that are either vacant or undergoing lease up. Annualized net operating income is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.
(3) Debt represents 100% debt balance against properties as of March 31, 2015.
(4) Estimated foreign exchange rates are ¥120 = $1 USD, £0.67 = $1 USD and €0.92 = $1 USD, related to NOI and debt.
(5) Includes 244 properties comprising 9.1 million rentable square feet with $158.9 million of annualized NOI from the investments made and held directly by KWE.
(6) Includes two properties comprising 355 units and 0.3 million rentable square feet with $3.8 million of NOI from the investments made and held directly by KWE.
(7) Includes two investments including one acre of development land from the investments made and held directly by KWE
(8) Includes approximately $1.3 billion of debt on the multifamily, commercial, residential, hotel and other investments made and held directly by KWE.
(9) Includes two investments comprising 691 acres and 347 hotel rooms from the investments made and held directly by KWE

Kennedy-Wilson Holdings, Inc.
Investment Summary: Discounted Loan Purchases and Loan Originations
(Unaudited)
(Dollars in millions)

Discounted Loan Purchases

	Initial # of Loans (1)	Initial UPB (2)	# of Unresolved Loans	Total Collections	Current UPB(5)	Pre-Promote KW Share of Current UPB (4)	Pre-Promote Ownership%	KW Investment Account (5)
Western U.S.	3	$38.7	3	$1.0	$38.2	$25.1	65.5%	$23.9
United Kingdom (3)(6)	65	1,252.3	36	484.6	681.8	95.4	12.9	61.1
Ireland (3)(6)	164	626.2	25	75.0	276.6	41.7	13.1	21.4
Total	232	$1,917.2	64	$560.6	$996.6	$162.2	15.9%	$106.4

Loan Originations

	# of Loans	Current UPB(5)	WAV Interest Rate	Pre-Promote Ownership%	KW Investment Account (5)
Western U.S.	8	$48.9	10.1%	100.0%	$48.9
Total	8	$48.9	10.1%	100.0%	$48.9

(1) Represents total number of loans at initial acquisition of respective pools.
(2) Unpaid Principal Balance.
(3) Estimated foreign exchange rate is £0.67 = $1 USD and €0.92 = $1 USD.
(4) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.
(5) As of March 31, 2015.
(6) Includes four loan portfolios with a current UPB of $604.6 million comprising 26 loans secured by 36 real estate assets from our investment in LSE:KWE.

Kennedy-Wilson Holdings, Inc.
Investment Level Same Property Analysis
(Unaudited)
(Dollars in millions)

Multifamily by Region

The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended March 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	12,523	94.5%	94.3%	0.1%	$56.1	$51.3	9.4%	$36.7	$32.5	13.2%
Japan	2,410	96.5	95.3	1.2%	6.4	6.5	(0.3)%	5.1	5.0	2.2%
Ireland	751	95.9	97.8	(1.9)%	3.6	3.3	8.9%	2.7	2.5	8.8%
Same Property Total	15,684	94.9%	94.6%	0.3%	$66.1	$61.1	8.2%	$44.5	$40.0	11.3%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

Kennedy-Wilson Holdings, Inc.
Investment Level Same Property Analysis
(Unaudited)
(Dollars in millions)

Commercial by Region

The same property analysis below compares the average occupancy, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended March 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2015 vs. 2014	2015	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change

Region:
Western U.S.	4,240,793	87.6%	85.9%	2.0%	$21.1	$20.1	4.6%	$12.4	$11.1	10.8%
Japan	9,633	100.0	100.0	—	0.1	0.1	—	0.1	0.1	2.4%
United Kingdom	2,292,382	87.5	84.5	3.5	11.5	11.1	3.3	10.0	9.5	5.3%
Ireland	1,081,387	99.3	99.2	0.2	8.2	8.1	0.9	8.1	8.1	0.1%
Same Property Total	7,624,195	89.2%	87.4%	2.1%	$40.9	$39.4	3.8%	$30.6	$28.8	6.3%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions. Excludes data related to commercial properties that are either vacant or undergoing lease up.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Balance Sheets (1)
(Unaudited)
(Dollars in millions)

The following estimated investment level balance sheet represents the estimated combined balance sheets of consolidated investments and investments in which Kennedy Wilson has an ownership interest (2):

	March 31, 2015	December 31, 2014

Assets
Cash and cash equivalents	$572.5	$839.9
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	7,922.1	7,410.8
Loan purchases and originations	553.0	464.8
Other assets	488.9	425.0
Total assets	$9,536.5	$9,140.5
Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	284.7	196.4
Investment debt	4,545.6	4,112.7
Total liabilities	4,830.3	4,309.1
Equity
Total equity	4,706.2	4,831.4
Total liabilities and equity	$9,536.5	$9,140.5
(1) Kennedy Wilson’s Investment Level Estimated Balance Sheets are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Balance Sheets do not include third party assets that Kennedy Wilson manages and in which Kennedy Wilson does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Balance Sheets on page 10 for its balance sheets prepared in accordance with U.S. GAAP.
(2) The Company has an approximate 32% ownership in our $9.5 billion investment portfolio as of March 31, 2015.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Income Statements (1)
(Unaudited)
(Dollars in millions)

The following estimated investment level income statement represents the estimated combined income statements of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended March 31,
	2015	2014
Revenue
Rental	$172.9	$141.6
Hotel	23.4	9.3
Sale of real estate	227.3	40.6
Loans and other	27.1	20.0
Total revenue	450.7	211.5

Operating expenses
Rental and other	65.9	53.8
Hotel	21.6	8.5
Cost of real estate sold	179.1	33.1
Depreciation and amortization	59.6	46.9
Total operating expenses	326.2	142.3

Net operating income	124.5	69.2

Non-operating income (expense)
Interest expense	(39.8)	(38.4)
Other non-operating expenses	(29.1)	(17.0)
Acquisition related gain	8.6	84.2
Net income	$64.2	$98.0
Add back:
Depreciation and amortization	$59.6	$46.9
Interest expense	39.8	38.4
Investment level EBITDA	$163.6	$183.3

(1) Kennedy Wilson’s Investment Level Estimated Income Statements are solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Income Statements do not include third party assets that Kennedy Wilson manages and does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Statements of Operations on page 11 for its unaudited statements of operations prepared in accordance with U.S. GAAP.

Kennedy-Wilson Holdings, Inc.
Debt Schedule
(Unaudited)
(Dollars in millions)

	Investment Level			Corporate		KW Share
Maturity	Consolidated	Unconsolidated Debt	KW Share of Consolidated and Unconsolidated Debt	Unsecured Debt
2015	$18.9	$93.7	$46.0	$—		$46.0
2016	63.3	240.2	139.6	—		139.6
2017	97.0	487.0	264.4	—		264.4
2018	222.0	322.6	180.8	—		180.8
2019	954.4	186.5	332.4	—		332.4
2020	297.0	79.5	175.7	—		175.7
2021	135.1	94.7	94.8	—		94.8
2022	8.2	149.2	50.9	—		50.9
2023	362.4	50.5	169.0	—		169.0
2024	157.5	26.2	115.8	650.0	(1)	765.8
Thereafter	356.9	142.8	257.8	55.0	(1)	312.8
Total	$2,672.7	$1,872.9	$1,827.2	$705.0		$2,532.2

(1) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.2%

Weighted average remaining maturity in years (KW Share): 6.9 years

Kennedy Wilson has exposure to fixed and floating rate debt through its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated asset level debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Asset Level Debt (2)
Asset Level Debt	$2,708.5	$1,110.2	$726.9	$4,545.6

(2) Represents $2,672.7 million of consolidated asset level debt and $1,872.9 million of unconsolidated asset level debt. Approximately 99% of such asset level debt is non-recourse to the Company.